Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-38196) of Imation Corp. of our report dated June 25, 2012 relating to the financial statements and supplemental schedule of the Imation Retirement Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 25, 2012